SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 11, 2016

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment

      of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on February 3, 2016, Robert McDougall resigned his position as a member of the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”) and as a member of the Board of Managers of its wholly-owned subsidiary,  Ministry Partners Securities, LLC.

On February 11, 2016,  the Company held a  regular board meeting of its Board of Managers, during which it appointed Abel Pomar to complete Mr. McDougall’s term of office as a Class III Manager. Mr. Pomar’s term of office will expire on May 31, 2016 or the 2016 annual meeting,

whichever occurs first.     Until his appointment at the February 11, 2016 regular meeting of the Board of Managers, Mr. Pomar had not previously served as a manager of the Company.

Mr. Pomar currently serves as the President, Chief Executive Officer of Evangelical Christian Credit Union (“ECCU”). Prior to joining ECCU, Mr. Pomar served as Senior Vice President, Strategic Initiatives within the Global Compliance organization at Bank of America, where he was most recently responsible for leading the delivery of regulatory compliance change and transformation initiatives across the enterprise. During his nearly eight years at Bank of America, Mr. Pomar held various leadership positions, including roles in global marketing and corporate affairs, technology delivery and management services, strategic planning and finance. He holds a bachelor’s degree in operations management and a MBA with a concentration in finance from California State University, Los Angeles.

There are no arrangements or understandings between Mr. Pomar and any other person pursuant to which he was elected to serve as a Class III Manager and there are no relationships or transactions in which Mr. Pomar has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibit is attached herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 18, 2016MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ Joseph W. Turner.

Joseph W. Turner

President and Chief Executive Officer